Exhibit 31.1

CERTIFICATION

I, Richard A. Boone, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Rhino Resource Partners LP;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 2, 2020

/s/ Richard A. Boone
Richard A. Boone
President, Chief Executive Officer and Director